CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cono Italiano, Inc.
384 North Ocean Avenue
Unit 3B
Long Beach, NJ 07740

We consent to the use of our report dated November 11, 2009, in the Registration Statement on Form S-1, with respect to the balance sheets of Cono Italiano, Inc. as of December 31, 2008 and 2007 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended.

We also consent to the reference to us under the caption, “Experts”, in this Registration Statement.

EFP Rotenberg, LLP
Rochester, New York
January 12, 2010